Exhibit 10.19

OFFICE LEASE

BETWEEN

EMERY STATION ASSOCIATES II, LLC (LANDLORD)

AND

KINEMED, INC., (TENANT)

EMERYSTATION NORTH

Emeryville, California

OFFICE LEASE

Article 1

BASIC LEASE PROVISIONS

1.1           BASIC LEASE PROVISIONS.

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)          BUILDING AND ADDRESS:

EmeryStation North

5980 Horton Street

Emeryville, California 94608

(2)          LANDLORD AND ADDRESS:

Emery Station Associates II, LLC

1120 Nye Street, Suite 400

San Rafael, California 94901

Notices to Landlord shall be addressed:

Emery Station Associates, LLC

c/o Wareham Development Corporation

1120 Nye Street, Suite 400

San Rafael, California 94901

With a copy to:

Shartsis, Friese & Ginsburg LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94901

Attention: Alan Robin, Esq.

(3)         TENANT AND CURRENT ADDRESS:

(a)          Name: KineMed, Inc.

(b)          A Delaware corporation

Notices to Tenant shall be addressed:

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At the Premises

With a copy to:

KineMed, Inc.

Administrative Office

Attention: James E. Burden

One Maritime Plaza, 4th Floor

San Francisco, California 94111-3407

(4)          DATE OF LEASE: as of May 5, 2002

(5)          LEASE TERM: 5 years

(6)          PROJECTED COMMENCEMENT DATE: Substantial Completion of Tenant

Improvements which is estimated to be August 1, 2002

(7)          PROJECTED EXPIRATION DATE: July 31, 2007

(8)          MONTHLY BASE RENT:

PERIOD FROM/TO	MONTHLY	MONTHLY RATE/SF OF RENTABLE AREA

Months 1 to 1 1/2	$0	$0

Months 1 1/2 to 12	$15,453.00	$3.06

Months 13-24	$15,705.50	$3.11

Months 25-36	$15,907.50	$3.15

Months 37-48	$16,160.00	$3.20

Months 49-60	$16,412.50	$3.25

Tenant to pay Tenant’s Share of Operating Expenses (as hereinafter defined) and Taxes (as hereinafter defined) in addition to the Monthly Base Rent

The Base Rent for the third (3rd) month of the Term in the amount of $15,453.00 shall be paid upon the execution of the Lease by Tenant

(9)         RENTABLE AREA OF THE PREMISES: 5050 square feet

If the exact size (as measured in accordance with BOMA standards) and location of the Premises is changed in the final space plan for the Premises, appropriate modifications to the Monthly Rent, Security Deposit and Suite Number shall be confirmed by an amendment to this Lease.

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(10)        SECURITY DEPOSIT: $81,305.00

The Security Deposit shall be paid upon the execution of this Lease by Tenant

Provided that no uncured Event of Default has occurred with respect to Tenant or an Event of Default has not occurred more than two times with respect to Tenant (whether or not subsequently cured), a portion of the Security Deposit shall be credited to the Monthly Base Rent for the 25th” month of the Term, a portion of the Security Deposit shall be credited to the Monthly Base Rent for the 376 month of the Term, and a portion of the Security Deposit shall be credited to the Monthly Base Rent for the 496 month of the Term.

(11)        SUITE NUMBER OF PREMISES: ___________________________

(12)        TENANT’S USE OF PREMISES: general office use, administration, laboratory research, development, manufacturing and related legal uses.

(13)        PARKING: Up to 15 unreserved parking spaces in garage lots, including one (1) premium parking space and five (5) spaces in the Terraces garage. The charges for such spaces shall be as set forth in Section 2.5 of the Lease

(14)        BROKERS:

Landlord’s Broker:	CB Richard Ellis

155 Grand Avenue

Oakland, CA

Attention: Darin Bosch

Tenant’s Broker:	Cornish & Carey

5980 Horton Street, Suite 100

Emeryville, Ca 94608

Attention: Jonathan Tomasco

1.2          ENUMERATION OF EXHIBITS AND RIDER

The Exhibits and Rider set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A     Plan of Premises

EXHIBIT B     Workletter Agreement

EXHIBIT C     Warrant Agreement

EXHIBIT D     Rules and Regulations

RIDER 1          Commencement Date Agreement

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1.3          DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

BUILDING: The office building located at the address specified in Section 1.1. The Building may also include ground floor retail spaces.

COMMENCEMENT DATE: The date specified in Section 1.1 as the Projected Commencement Date, unless changed by operation of Article Two.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

EXPIRATION DATE: The date specified in Section 1.1, as determined under Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or .governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls (“PCBS”), but not PCBS in flourescent light ballasts and in other electrical equipment (excluding transformers) so long as such PCBS are totally enclosed and are managed and maintained in compliance with all applicable Environmental Laws, and petroleum products. The restrictions on use of Hazardous Material are set forth in Section 7.1(c).

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INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, as specifically described in the Workletter or exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the Commencement Date and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.1.

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

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OPERATING EXPENSES: All costs, expenses and disbursements that Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the office portion of the Building and the Property, including, without limitation, reasonable property management fees (based upon management fees for comparative projects in the Emeryville, Oakland area) which shall initially be 3.5% of gross income, costs and expenses, and the amortized portion of any capital expenditure or improvement, together with interest thereon, and the costs of changing utility service providers. Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of capital improvements to the Project (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord ‘reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project and (x) Landlord’s general corporate overhead. If any Operating Expense, though paid in one year, relates to more than one calendar year,. at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord’s reasonable discretion, allocable solely to either the office or retail portion of the Building shall be equitably allocated by Landlord between and charged to the office and retail portions of the Building. Operating Expenses that are not, in Landlord’s reasonable discretion, allocated equally amongst all of the non-retail tenants shall be equitably allocated by Landlord between and charged to the non-retail tenants of the Building based upon their usage of such services. The portion charged to Tenant shall be those Operating Expenses that are equitably allocated among other laboratory tenants.

PREMISES: The space located in the Building at the Suite Number listed in Section 1.1 and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: The Project consists of the office building with ground floor office and/or retail spaces located at the street address specified in Section 1.1 in Emeryville, California, associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in Property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

RENT; Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article 4.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable Lease Year. On or before the beginning of each Lease Year or with Landlord’s Statement (defined in Article 4), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and of Taxes for such Lease Year. Prior to the first determination by Landlord of the amount of Operating Expenses and of Taxes for the first Lease Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during a Lease Year.

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RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.1.

RENTABLE AREA OF THE OFFICE PORTION OF THE PROJECT: The amount of square footage which represents the sum of the rentable area of all space intended for office occupancy in the Project, as determined by Landlord from time to time using the applicable BOMA standards; and Landlord shall notify Tenant of any adjustments in such rentable area and any corresponding change in Tenant’s Share.

SECURITY DEPOSIT: The funds specified in Section 1.1, if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done as evidenced by the written certification thereof by Landlord’s Architect.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property to the extent used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid. during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS: Collectively, Tenant Work, Tenant Fixtures and Tenant Alterations.

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TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.1(b)

TENANT DELAY: Any event or occurrence that delays the completion of the Landlord Work which is caused by or is described as follows:

(i)          special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

(ii)         Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

(iii)        failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant’s expense;

(iv)        the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

(v)         failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

TENANT FIXTURES: Certain portions of the laboratory equipment and fixtures relate to specialized laboratory uses of Tenant and constitute trade fixtures that may be removed by Tenant at the expiration or termination of the Lease even though they are included in the Tenant Alternations. Tenant Fixtures include, without limitation, those items designated as Tenant Fixtures in the Workletter.

TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

TENANT’S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Office Portion of the Project, as determined by Landlord from time to time.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

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WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

Article 2

PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1          LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.2          TERM

(a)          The Commencement Date shall be the date determined as follows:

(1)         If the Landlord Work is Substantially Complete on or before the Projected Commencement Date, then .on the date which is the earlier to occur of:

(i)          the Projected Commencement Date, or

(ii)         the date Tenant first occupies all or part of the Premises for the conduct of business; or

(2)         If the Landlord Work is not Substantially Complete by the Projected Commencement Date, then on the date on which the Landlord Work is Substantially Complete.

(b)          Tenant shall be allowed access into the Premises twenty-one (21) days prior to the Commencement Date for installation of furniture, fixtures, phone and cabling provided that such early access shall not interfere with the construction of the Tenant Improvements. Landlord shall provide Tenant with prior written notice of the date such early entry is available to Tenant. Such early entry shall be subject to all the terms and provisions of this Lease, except that Tenant’s obligation to pay Base Rent or other charges shall not commence until provided herein.

(c)          Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (the form of which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement unless there is a bona fide dispute with respect to the Commencement Date. If such a dispute exists, Landlord’s Architect shall resolve such dispute as described in Section 2.3 below.

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2.3          FAILURE TO GIVE POSSESSION

If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy, (ii) the Landlord Work is not Substantially Complete, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of-possession to Tenant, the Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. The said Premises shall be deemed to be ready for Tenant’s occupancy in the event Landlord’s Work is Substantially Complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Landlord Work is Substantially Complete, the decision of Landlord’s architect shall be final and binding on the parties.

2.4          CONDITION OF PREMISES

(1)         (a)          Landlord shall furnish the work and materials described in the Workletter attached hereto. Upon completion of the work to be provided by Landlord, Landlord shall furnish Tenant with copies of any warranties relating to systems so installed in the Premises. Landlord agrees to complete all work under the Workletter (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with provisions of the Workletter, and (ii) in a good and workmanlike manner with the use of good grades of materials. Each party shall notify the other party immediately if either party receives any notice of violation of any Law in connection with completion of any work and improvements to be furnished by Landlord, and Landlord shall immediately take such steps as are necessary to remedy such violation.

            (b)          Tenant shall notify Landlord in writing within forty-five (45) days after the later of Substantial Completion of the Landlord Work or when Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Property and no representation regarding the condition of the Premises or the Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

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2.5          PARKING

During the Term, Landlord shall make available for Tenant’s use up to the number of spaces specified in Section 1.1 Except as otherwise expressly set forth herein the charges for such spaces shall be the standard prevailing monthly rates being charged from time to time by Landlord or its parking operator without regard to discounts provided to any other occupants of the Buildings (“Prevailing Rate”). Notwithstanding the foregoing, during the original Term (without giving effect to any renewals or extensions) Tenant shall have the use of one (1) standard space and one (1) premium space in the Terrace garage without charge and the use of four (4) standard spaces in the Terrace garage an amount equal to fifty percent (50%) of the Prevailing Rate from time to time in effect during the Term. Tenant may, from time to time, upon not less than thirty (30) days notice reduce the number of spaces it requires within the limits set forth in Section 1.1. In addition, Tenant may request Landlord, upon thirty (30) days notice, to increase the number of spaces it requires within the limits set forth in Section 1.1 and Landlord shall use commercially reasonable efforts to provide such spaces to Tenant but Landlord shall not be required to terminate any parking rights which have been provided to other tenants in order to make such spaces available to Tenant. In the event Tenant fails at any time to pay the full amount of such parking charges, Tenant’s parking rights may be reduced by Landlord to the extent of Tenant’s failure to pay for any such parking provided however that such failure shall not otherwise affect the remaining provisions of this Lease. The locations and type of parking shall be designated by Landlord or Landlord’s parking operator from time to time. Tenant acknowledges and agrees that the parking spaces serving the Project may include tandem parking and a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. Landlord and Tenant acknowledge that the surface lot to the west of the Building is presently serves in part as a short term visitor’s lot provided that Landlord does not represent that it will continue to make such lot available for visitor parking during the Tenn. All vehicles utilizing Tenant’s parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant’s parking privileges. Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the, parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

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2.6          RIGHT OF EXPANSION

(a)          If Tenant advises Landlord during the 2nd, 3rd, or 4th years of the Lease that it requires additional space of at least fifty percent (50%) of the size of the Premises or more (“Expansion Notice”) and Landlord has suitable space available in the Building (or an affiliate of Landlord has suitable space available in a property located in Emeryville, California which is owned by such affiliate and such affiliate is controlled by Landlord or affiliates of Landlord), Landlord shall enter into good faith negotiations with Tenant for the terms and conditions upon which Landlord and Tenant may enter into a lease for such space upon market terms, taking into account, among other criteria, the then creditworthiness of Tenant. Tenant acknowledges that the term for such space may be different from the Term for the Premises and that the rent for such space may be more than the rent for the Premises. Landlord and Tenant agree to enter into good faith negotiations for thirty (30) days after receipt of the Expansion Notice with respect to such space; provided, however, that in the event that Landlord does not have such suitable space and/or Landlord does not negotiate in good faith with Tenant, Tenant may terminate the Lease upon one hundred eighty (180) days prior written notice.

(b)          If Landlord and Tenant dispute whether Landlord has or does not have such suitable space and/or whether Landlord has negotiated in good faith with Tenant (“Expansion Dispute”) then and in such event either party (the “Initiating Party”) may initiate proceedings by written notice to the other. Such notice shall designate the name and address of three arbitrators willing to act, each of whom shall be a disinterested party who is a lawyer or judge with not less than ten (10) years experience in real estate contractual disputes for projects of this scale (“Arbitrator Qualifications”) and shall include background information regarding each arbitrator sufficient to enable the other to respond. Within ten (10) days after receipt of such notice, the party receiving such notice (the “Responding Party”) shall, by notice to the Initiating Party, select one of the three arbitrators to hear the dispute. The Designated Arbitrator shalt forthwith hear the parties and their witnesses and resolve the dispute. The parties may conduct discovery to the extent that discovery would be permitted in a case before the Superior Court. It is the parties’ intention and the parties and the. Designated Arbitrator shall use its best efforts to be certain that (a) discovery, if applicable, be conducted for a period determined by the Designated Arbitrator, excluding motions regarding discovery, and (b) the first hearing be set on, a date that is within 5 days after the date the Designated Arbitrator is appointed. Discovery and hearings shall proceed simultaneously. All meetings and proceedings shall be held in Emeryville, California unless the parties and the Designated Arbitrator otherwise agree. The determination by the Designated Arbitrator shall be final and binding on the parties to the arbitration. It is the intent of the parties for the Designated Arbitrator to render a decision as promptly as possible after the initial hearing but in any event within 30 days after the first hearing. The decision of the Designated Arbitrator shall be in writing and shall be delivered to the parties. The determination of the Designated Arbitrator made in accordance with the foregoing provisions may be entered as an award in arbitration in the Superior Courts of the State of California, and judgment thereon may be entered. Except as set forth below, each party shall pay for the cost of its attorneys and experts engaged on its behalf and one-half of the costs of the Designated Arbitrator and the costs of any consultants or experts engaged by the Designated Arbitrator (collectively, the “Arbitration Costs”). Notwithstanding the foregoing, the Designated Arbitrator shall have the right, authority, and discretion to determine that a party is the prevailing party in the arbitration, in which even the other party shall pay for the Arbitration Costs or the portion of such Arbitration Costs assessed upon them by the arbitrator. To the fullest extent permitted by law, the parties to this Agreement hereby unconditionally and irrevocably waive any rights to appeal any decision by the Arbitrator designated pursuant to this Section. Any decision shall be final, binding, nonappealable and not subject to any judicial review.

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Article 3

RENT AND WARRANTS

3.1          BASE RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.1, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on or before the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

3.2          WARRANTS.

On the date of execution of this Lease, Tenant shall deliver to Landlord a Warrant in the form of Exhibit C (the “Warrant”) pursuant to which Landlord shall have the right to purchase up to One Hundred Thousand (100,000) shares of common stock, par value $.001 per share in Tenant for a price of Seventy-five cents ($0.75) per share (the “Shares”). The Warrant shall be exercisable at any time prior to five (5) years from the Commencement Date of this Lease or, if applicable, earlier than the Commencement Date as described in the Warrant. Landlord and Tenant agree that Warrant constitutes a part of an agreed compensation and inducement to Landlord for entering into this Lease.

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Article 4

RENT ADJUSTMENTS AND PAYMENTS

4.1          RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Lease Year as follows:

(i)          The Rent Adjustment Deposit representing one-twelfth (1/12) of Tenant’s Share of Operating Expenses for the applicable Lease Year shall be paid monthly during the Term with the payment of Monthly Base Rent; and

(ii)         The Rent Adjustment Deposit representing one-twelfth (1/12) of Tenant’s Share of Taxes for the applicable Lease Year shall be paid monthly during the Term with the payment of Monthly Base Rent; and

(iii)        Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any Lease Year shall be Tenant’s Share of Operating Expenses for such year and Tenant’s Share of Taxes for such year.

4.2          STATEMENT OF LANDLORD

In no event later than April 30th of each calendar year (provided that Landlord will use reasonable efforts to provide such information by March 1), Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

(i)          Operating Expenses and Taxes for the previous calendar year;

(ii)         The amount of Rent Adjustments due Landlord for the previous calendar year, less credit for Rent Adjustment Deposits paid, if any; and

(iii)        Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within fifteen (15) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant within fifteen (15) days after such statement if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Lease Year. During the last complete Lease Year or during any partial Lease Year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Landlord’s obligation to provide Landlord’s Statement, Tenant’s obligation to pay Rent Adjustments and Landlord’s obligation to refund any excess amounts shall survive the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

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4.3          BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which shall not be an entity providing such auditing services on a contingency fee basis) shall have the right, for a period of sixty (60) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within ninety (90) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.4          TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises; whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.5 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

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Article 5

SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease shall pay the Security Deposit to Landlord in immediately available funds. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord’s application of the Security Deposit shall not constitute a waiver of Tenant’s default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts, The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord’s interest under this Lease, Landlord’s obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits. Portions of the Security Deposit shall be credited to Monthly Base Rent when, as and to the extent described in Section 1.1 (10) above.

Article 6

SERVICES

6.1          LANDLORD’S GENERAL SERVICES

(a)  So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services the cost of which services shall be included in Operating Expenses or paid directly by Tenant to the utility or service provider:

(1)  heat, ventilation and air-conditioning (“HVAC”) in the Premises during Standard Operating Hours as necessary in Landlord’s reasonable judgment for the comfortable occupancy of the Premises under normal business office and lab operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws;

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(2)  standard hot and cold water for use in the labs and in lavatories in common with other tenants from the regular supply of the Building;

(3)  customary cleaning and janitorial services in the Premises five (5) days per week, excluding, National Holidays;

(4)  washing of the outside windows in the Premises weather permitting at intervals determined by Landlord but no less frequently than one (1) time per calendar year;

(5)  if needed, vermin and pest control services; and,

(6)  automatic passenger and swing/freight elevator service in common with other tenants of the Building. Freight elevator service will be subject to reasonable scheduling by Landlord and payment of Landlord’s standard charges.

(b)  If Tenant uses heat generating machines or equipment in the Premises in excess of standard lab and research and development use to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

6.2          ELECTRICAL SERVICES

(a)  So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises as an Operating Expense or a service which is paid directly by Tenant to the utility provider, electric current for general office and lab use, including normal lighting, normal business office machines and customary janitorial service. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord’s prudent business judgment, Tenant shall not: (i) make any alterations or additions to the electric equipment or systems; or (ii) install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than personal -computers, laptop computers and ancillary equipment. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

(b)  At any time and from time to time, Landlord may in its sole discretion either (i) install one or more meters to measure electric current furnished to the Premises or (ii) reasonably estimate electric current furnished to the Premises. Upon notice from Landlord, Tenant shall pay Landlord the cost of installing and maintaining all such meters and of any electrical engineering or consulting firm, if Landlord retains such firm to estimate the electric current furnished to the Premises in lieu of installation of a meter.

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(c)  So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish on a timely basis to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten days after notice from Landlord and shall not be included as part of Operating Expenses.

6.3          ADDITIONAL AND AFTER HOUR SERVICES

At Tenant’s written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord’s prevailing rates charged from time to time for such services and utilities. Without limiting the generality of the foregoing, for HVAC service beyond Standard Operating Hours, Landlord’s prevailing rate as of the date of this Lease includes a one (1) hour minimum per activation. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of such additional services.

6.4          TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord’s Work, if any) on Tenant’s floor for Tenant’s connection to the telephone cable serving the Building so long as Tenant’s equipment does not require connections different from or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program so long as the costs are commercially competitive. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). If required by Landlord, no later than fifteen (15) days following the Termination Date, Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy. To the extent Landlord exercises commercially reasonable standards arid does not unreasonably interfere with cables and communication wiring serving the Premises, Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

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6.5          DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, Provided Landlord uses such reasonable diligence to make such repairs, Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

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6.6         CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants; provided that the new companies can be reasonably expected to provide equal or better quality and level of service as the previous company or companies. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.7          SIGNAGE

Initial Building standard signage will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant’s main entry door to the Premises at Tenant’s sole cost and expense except to the extent that funds are available out of any Tenant Improvement Allowance, if any, provided pursuant to the Workletter. Any change in such initial signage shall be only with Landlord’s prior written consent, shall conform to Building standard signage and shall be at Tenant’s sole cost and expense.

Article 7

POSSESSION, USE AND CONDITION OF PREMISES

7.1          POSSESSION AND USE OF PREMISES

(a)          Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in Section 1.1 to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be unreasonably dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance as defined in California Civil Code Section 3479.

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(b)          Landlord shall provide Tenant with an initial supply of Access Card Keys, in a Building Standard quantity.

(c)          Tenant shall comply with all Environmental Laws pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises during the Term of this Lease, or their employees, servants, agents, contractors, customers or invitees. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices or laboratories in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. Landlord consents to the use by Tenant of necessary quantities of Hazardous Material in connection with the operations of its laboratory facilities so long as such materials are stored in original containers; provided that Tenant provide Landlord with a list of all such Hazardous Materials and the quantities at the Premises from time to time within ten (10) days after request by Landlord and such use is in compliance with applicable Environmental Law and such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Materials. Upon request, and from time to time, Tenant shall provide Landlord with a list of all such Hazardous Materials and the quantity of such Hazardous Materials used at the Premises. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. If the investigation discloses the unreasonable use by Tenant of Hazardous Material in violation of the foregoing provisions, Landlord’s cost of such investigation shall be at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by Tenant or its employees, servants, agents, contractors, customers or invitees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article 14 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

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(d)  Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas and in the design and construction of the Tenant Improvements to be installed by Landlord pursuant to the Workletter attached hereto, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any other leasehold improvements or other work to be installed in the Premises by Tenant under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Except to the extent covered within areas of responsibility of Landlord, as described above, Tenant shall be responsible for requirements under Title I of the ADA relating to Tenant’s employees.

7.2          LANDLORD ACCESS TO PREMISES: APPROVALS

(a)          Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after Standard Operating Hours. Any entry or work by Landlord may be during Standard Business Hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

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(b)          If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c)          Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.2(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d)          Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

(e)          The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3          QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

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Article 8

MAINTENANCE

8.1          LANDLORD’S MAINTENANCE

Subject to the provisions of Articles 4 and 14, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior glass and windows, exterior walls, and the structural elements of the 13Iiilding, the electrical, plumbing, heating, ventilating,. air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building and the parking areas servicing the Project, except that (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the tenant improvements installed by Landlord under the Workletter or to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.2          TENANT’S MAINTENANCE

Subject to the provisions of Article 6, Article 14, and Section 8.1, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit “waste,” as such term is defined, interpreted and applied under California law, and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass within the interior of the Premises, fixtures or appurtenances, excepting those matters covered in Section 8.1 above. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.2, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

Article 9

ALTERATIONS AND IMPROVEMENTS

9.1          TENANT ALTERATIONS

(a)          Except for completion of Tenant Work undertaken by Tenant pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

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(1)         Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article 9, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. If such Tenant Alterations involve an estimated expenditure in excess of Fifty Thousand Dollars ($50,000.00), Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built Mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2)         Tenant shall pay the cost of all Tenant Alterations and the cost of Decorations and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, unless otherwise waived by Landlord, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)         Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

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(b)          Except for Tenant Fixtures, all other Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article 12, Tenant may remove them or is required to remove them at Landlord’s request.

9.2          LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant (“Tenant’s Lien Obligation”). If any such lien or claim for lien is filed, Tenant shall within fifteen (15) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article 11, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees. Landlord will indemnify Tenant from costs and liabilities, if any, which result from any mechanic, laborer or supplier or any other lien filed against the Building, Land or Premises other than a Tenant’s Lien Obligation.

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Article 10

ASSIGNMENT AND SUBLETTING

10.1        ASSIGNMENT AND SUBLETTING

(a)          Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not mortgage, pledge, hypothecate or otherwise encumber Tenant’s interest herein in whole or in part. With the prior written consent of Landlord, which shall not be unreasonably withheld by Landlord, Tenant may sublease, assign or otherwise transfer or permit the transfer of this Leases in whole or in part, by operation of Law or otherwise on the following terms. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.2 within fifteen (15) days after receipt of Tenant’s Notice (and all required information). Landlord may withhold its consent, in its sole discretion, to any other tenant of the Project. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b)          With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i)          the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

(ii)         in Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

(iii)        any proposed assignee’s or sublessee’s use of the Premises would violate Section 7.1 of the Lease or would violate the provisions of any other leases of tenants in the Project; or

(iv)        the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request; or

(v)         the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

(c)          Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

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(d)          A change in the majority control of Tenant resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise to a corporation whose shares of stock are not publicly traded shall constitute an assignment for purposes of this Article 10; however, such a change in the majority control of Tenant resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise to a corporation whose shares of stock are publicly traded shall not constitute an assignment for purposes of this Article 10.

10.2        RECAPTURE

Except for (i) a transfer permitted under Section 10.1(d) above, (ii) a transfer to an Affiliate of Tenant or (iii) a sublease of not more than forty (40%) of the Premises to an entity with whom Tenant has an ongoing “strategic” relationship (such as, for example, a joint venture partner, customer or supplier) and as to which Tenant is charging not more than such entity’s pro-rata share of the Base Rent and Additional Rent without markup or profit, Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”) the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly on a proportional basis based on the Rentable Area involved.

10.3        EXCESS RENT

Except for a transfer permitted under Section 10.1(d) above or a transfer to an Affiliate of Tenant, Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses incurred by Tenant for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to generally accepted accounting principles,

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10.4        TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord, except to the extent of any portion thereof that is subject to Landlord’s election to recapture under Section 10.2. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants, or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, subject to notification of Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.5        ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

Article 11

DEFAULT AND REMEDIES

11.1        EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following that remains uncured for the periods specified below following written notice thereof to Tenant shall constitute a “Default” by Tenant under this Lease:

(i)          Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due;

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(ii)         Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

(iii)        the interest of Tenant in this Lease is levied upon under execution or other legal process and is not removed within ten (10) business days;

(iv)        a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within sixty (60) days;

(v)         Tenant is declared by a Court of competent jurisdiction to be insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(vi)        a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within sixty (60) days;

(vii)       any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within sixty (60) days; or,

(viii)      upon the dissolution of Tenant.

11.2        LANDLORD’S REMEDIES

(a)          A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

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(b)          With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. To the fullest extent permitted by law, Landlord shall not be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1)         the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)         the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3)         the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4)         any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord’s unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word “rent” as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

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(c)          Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to recapture pursuant to Section 10.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d)          In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e)          Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f)          Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article 24 of this Lease or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail in accordance with Article 24, shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant’s “place of residence”, “usual place of business”, “the property” and “the place where the property is situated” shall mean and be the Premises and the address or addresses set forth in Article 24, whether or not Tenant has vacated same at the time of service.

(g)          The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

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(h)          No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3        ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs, including court costs, expert witness fees, costs and expenses, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4        BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)          In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)          Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

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(c)          If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)          The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii)         Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d)          Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.5        LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.

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Article 12

SURRENDER OF PREMISES

12.1        IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s Trade Fixtures (except to the extent paid for by Landlord), including, subject to Section 6.4, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions, which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove any Tenant Additions containing Hazardous Materials. Tenant immediately shall repair to a reasonable condition all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Additions. Tenant shall also be required to close any staircases or other openings between floors.

12.2        LANDLORD’S RIGHTS

Any and all property which may be removed from the Premises by Landlord following five (5) days written notice thereof to Tenant, shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section.

Article 13

HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, following three (3) days written notice to Tenant (which may be a statutory notice to “pay or quit the Premises”), Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

Article 14

DAMAGE BY FIRE OR OTHER CASUALTY

14.1        SUBSTANTIAL UNTENANTABILITY

(a)          If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage but in no event more than sixty (60) days, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

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(b)          Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c)          Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions. If Tenant is not reimbursed for Tenant Additions by insurance proceeds and Tenant does not advance sums to pay for the repair and restoration of such Tenant Additions, Landlord shall not be required to repair and restore the same,

(d)          Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the willful act or gross negligence of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article 14, if Landlord complies with the provisions of this Article 14, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto. Notwithstanding the foregoing, Tenant shall be entitled to maintain and obtain the full benefits of business interruption insurance.

(e)          Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article 9 hereof.

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14.2        INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness and shall use commercially reasonable efforts to complete the same within the period of such estimate, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty, or, in the case of Tenant, if later, within twenty (20) days after the date of Landlord Notice of such estimate. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3        RENT ABATEMENT

Except for damage caused by the gross negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4        WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

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Article 15

EMINENT DOMAIN

15.1        TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2        TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce the Monthly Base Rent and to reduce or increase, as the case may be, Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.3        COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

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Article 16

INSURANCE

16.1        TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverage as Landlord reasonably requires provided it is available at commercially reasonable rates.

16.2        FORM OF POLICIES

Each policy referred to in 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord as additional insured (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord, and (v) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.3        LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified todo business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

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16.4        WAIVER OF SUBROGATION

(a)          Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)          Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “All Risks” insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and-all rights in and to such proceeds and payments.

(c)          Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby. waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Property who shall have executed a similar waiver as set forth in this Section 16.4 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, Trade Fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

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(d)          Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.5        NOTICE OF CASUALTY

Each party shall give the other party notice in case of a fire or accident in the Premises promptly after such party is aware of such event.

Article 17

WAIVER OF CLAIMS AND INDEMNITY

17.1        WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies.

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17.2        INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity, The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the negligence or willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance.

17.3        INDEMNITY BY LANDLORD

To the extent permitted by Law, Landlord hereby indemnifies, and agrees to protect, defend and hold Tenant, Tenant’s Affiliates, officers, and employees harmless, against any and all actions, claims, demands, liability, costs and expenses, including reasonable attorneys’ fees and expenses for the defense thereof, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, including, without limitation, the undertaking of any repairs or maintenance to the Premises or the Property, except to the extent caused by the negligence or willful and wrongful act of Tenant.

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Article 18

RULES AND REGULATIONS

18.1        RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.2        ENFORCEMENT

Landlord shall use reasonable efforts to enforce the rules and regulations of the Project set forth in Exhibit D in a uniform and non-discriminatory manner; provided however, Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Article 19

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant except where otherwise notied and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

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Article 20

ESTOPPEL CERTIFICATE

20.1        IN GENERAL

Within ten (10) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto, or, if there are claims, an explanation of such claims; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.2        ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

Article 21

RELOCATION OF TENANT

At any time after the Commencement Date, Landlord may substitute for the Premises, other premises in the Project or in another project in Emeryville, California owned by Landlord or by a entity affiliated with Landlord or a member of Landlord (the “New Premises”), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area and configuration; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises; (iii) Landlord shall give Tenant not less than sixty (60) days’ prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

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Article 22

REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.1, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1 are entitled in connection with this Lease pursuant to Landlord’s written agreement with such broker(s).

Article 23

MORTGAGEE PROTECTION

23.1        SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Property, hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. Notwithstanding the foregoing, Landlord shall obtain a nondisturbance agreement for the benefit of Tenant from any such ground lessor or Mortgagee upon such entity’s then standard form. This subordination and attornment shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

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23.2        MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, the Mortgagee or ground lessor shall have thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Property, if necessary to effect such cure). Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant, shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

Article 24

NOTICES

All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.1.

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Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time .during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

Article 25

MISCELLANEOUS

25.1        LATE CHARGES

(a)          All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within thirty (30) days after Landlord’s demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b)          In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

(c)          Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

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25.2        NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.3        NONDISCRIMINATION

Each party agrees for itself and its successors and assigns and all persons claiming under or through such party, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Property or the Premises or otherwise) nor shall such party or any person claiming under or through such party establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Property or Premises by such party or any person claiming through or under such party.

25.4        OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

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25.5        AUTHORITY

Each party represents and warrants to the other party that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Either party may request that the other party provide evidence of such party’s authority.

25.6        ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.7        MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.8        EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount. Landlord agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Tenant and its corporate assets, that no officer, director or shareholder shall have any liability with respect thereto and that recourse is expressly limited to such corporation and its corporate assets.

25.9        ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article 10, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

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25.10      LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, provided that either the net equity interest of the transferree in the Property is $5,000,000 or greater or that the transferree has a loan on the Property that does not exceed an 80% loan to value ratio at the time it is entered into, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 25.08 and Tenant shall not be entitled to any judgment in excess of such amount. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or affiliates of such entities. Upon such assignment and assumption of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder, Notwithstanding the foregoing, no such sale or transfer shall terminate the Expansion Option.

25.11      BINDING EFFECT

Subject to the provisions of Article 10, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12      CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13      TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

50

25.14      ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

25.15      SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol. Landlord shall not be responsible for the quality of any such patrol or security system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system; provided that Landlord shall, as an Operating Expense, maintain such system in workable condition and repair.

25.16      NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.17      RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.18      SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of each party under this Lease to indemnify, protect, defend and hold harmless the other party and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

51

25.19      RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

[Signatures on Following Page]

52

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1 hereof.

TENANT:		LANDLORD:

KINEMED, INC.,		EMERY STATION ASSOCIATES II, LLC, a
a Delaware corporation		California limited liability company

By:	/s/ David M. Fineman	By:	/s/ Richard K. Robbins
Print Name:	David M. Fineman		Richard K. Robbins
Its:	President & CEO		Managing Member

By:	/s/James E. Burden
Print Name:	James E. Burden
Its:	Chief Operations Officer

Date:	May 8, 2002	Date:	May 15, 2002

53

EXHIBIT A

PLAN OF PREMISES

A-1

PREMISES
OFFICE
OFFICE
OFFICE
4 CUBES
HTS LAB
SOUTH CORRIDOR
ANTEROOM
PROCEDURE
MECH.
ELEV. LOBBY
HALLWAY
CLEAN HALLWAY
ANIMAL HOLDING
DBL. OFFICE
DBL. OFFICE
OFFICE
OFFICE
OFFICE
B
C
D
E
E.5
F
G
H
J
K
L
M
N

EMERYSTATION NORTH
4TH FLOOR

NORTH

\\037639/000007 - 1077322 v1

EXHIBIT B

WORKLETTER AGREEMENT

(Turn-Key)

1.          Defined Terms. Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

1.1.          “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations arid outlets, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below); and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements (defined below), including, all building codes and the ADA (defined in the Lease);

1.2           “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall be based upon and consistent with the Design Documents;

1.3           “Tenant Improvements” means all real property improvements to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein; and

1.4           “Landlord Work” means the construction and installation of the Tenant Improvements.

2.          Design Matters.

2.1           Approximately 5050 square feet is to be constructed for office and lab usage in accordance with the space plan dated 1 __________ previously approved by Tenant.

2.2           Landlord through its Architect shall prepare the Construction Drawings which shall be the logical extension of, and consistent with, the Design Documents. Tenant shall approve such Construction Drawing within five (5) days after submittal by Landlord.

1 GLP drawings dated 5/3/02 and TJEG drawings dated 4/23/02 (except for agreed change to material handling)

B-1

2.3           The Tenant Improvements shall include the following: (i) lab benches and 3 chemical fume hoods; (ii) a standard dishwasher; (iii) air and vacuum piping in the ceiling above every bench (provided, however, that Tenant shall pay to drop down the piping and distribute the air and vacuum piping to benchtops), and (iv) piping from the gas bottle area to nearby benchtops per a mutually agreeable plan.

3.          Turn-Key Construction, Tenant Improvement Costs.

3.1.          Turn-key Construction. Landlord, through its contractor, shall complete the construction of the Tenant Improvements in accordance with the Construction Drawings in a good and workmanlike manner at its sole cost and expense (“Turn-key Construction Costs”) except for obligations of Tenant as set forth herein.

3.2.          Turn-Key Construction Costs. The Turn-key Construction Costs shall include:

(a) The costs of Landlord’s Architect and any other consultants retained by Landlord in connection with the preparation of Design Documents and Constructions Drawings, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

(b) All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits, if any;

(c) All costs of interior design and finish schedule plans and specifications including as- built drawings; and

(d) All direct and indirect costs of procuring, installing and constructing the Tenant Improvements, including: (i) a construction management fee to Landlord in the amount of 5% of the costs of the Tenant Improvements, (ii) the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Landlord’s contractor in connection with construction of the Tenant Improvements; and (iii) the cost of any services or utilities made available by Landlord;

3.3           Exclusions from Turn-key Construction Costs. The Turn-key Construction Costs shall not include:

(a) any fees payable to Landlord’s Architect if it is required by Tenant to redesign any portion of the Tenant Improvements following Tenant’s approval of the Construction Drawings;

(b) all work in the Construction Drawings which are specified as Tenant paid items and all costs in connection with any approved Change Order in accordance with the provisions of this Workletter;

B-2

(c) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property (“Personal Property”) to be used in the. Premises by Tenant, the cost of which shall be paid by Tenant; or,

(d) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.

3.4.          Limitations of Landlord’s Obligations. Upon Substantial Completion of the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements, except to complete the punchlist of Landlord Work remaining to be completed or correct any part thereof not in compliance with the Construction Drawings and any approved modifications thereof, as provided in the Lease.

4.          Changes. If Tenant shall request any change, addition or alteration in the approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost is in excess of Landlord’s estimate of the Turn-key Construction Costs, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work thereto, and the foregoing shall constitute Landlord’s authorization to proceed. If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith.

5.          Tenant Delay. If the Substantial Completion of the Tenant Improvements in the Premises is delayed due to Tenant Delay (defined in the Lease), then Tenant shall be responsible for all costs and any expenses occasioned by such delay, including any costs and expenses attributable to increases in labor or materials, and the provisions of Article Two of the Lease shall apply.

6.          Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

B-3

EXHIBIT C

WARRANT AGREEMENT

C-1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE

HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED,
HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF

1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT
REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD

PURSUANT TO RULE 144 OR RULE 144A UNDER SUCH ACT.

WARRANT

To Purchase Shares of Common Stock

par value 5.001 per share

of

KineMed, Inc.

a Delaware corporation

This Warrant is issued to Emery Station Associates II, LLC (“Holder”), a California limited liability company, by KineMed, Inc., a Delaware corporation (the “Company”). This Warrant is granted as of May 1, 2002 (the “Warrant Issue Date”) pursuant to the terms of that certain Office Lease between Holder and Company, dated as of May 1, 2002, relating to EmeryStation North, Emeryville, CA.

1.          Purchase of Shares. The registered holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to One Hundred Thousand (100,000) fully paid and nonassessable shares of Common Stock of the Company, par value 5.001 per share (the “Shares”), as more fully described below.

2.          Purchase Price. The per share purchase price for the Shares shall be Seventy-Five Cents ($0.75) , (the “Exercise Price”).

3.          Exercise of Warrant. The purchase rights represented by this Warrant are fully vested as of the date hereof, and may be exercised at the sole discretion of Holder (subject to the conditions set forth herein) commencing as of the Warrant Issue Date; provided that this Warrant may be exercised at any time prior to and until 5:00 p.m., local time at the Company’s principal executive offices, on the fifth anniversary of the Warrant Issue Date (the “Expiration Time”). To the extent not duly exercised previously, the Holder’s rights under this Warrant will become void from and after the Expiration Time.

4.          Method of Exercise. The holder of this Warrant may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)          the surrender of the Warrant, together with a duly executed copy of the Exercise Notice attached hereto, to the Secretary of the Company at its principal offices; and

(b)          the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased by cashiers check or by wire transfer to an bank account of Company per wiring instructions to be obtained from Company.

5.          Certificates for Shares and Issuance of Residual Warrant. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates (in denominations as requested in writing by the holder hereof at the time of exercise) for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event no later than five (5) business days of the delivery of the Exercise Notice and payment. In addition, in the event that the Warrant is not exercised in full, a new Warrant, dated on the date of such exercise, will be issued for the number of shares of the original Warrant not so exercised (“Residual Warrant”). The Company shall pay all expenses and charges payable in connection with the preparation, execution and delivery of stock certificates and, if applicable, the Residual Warrant.

6.          Legend and Reservation of Shares. The Company represents and agrees that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. Each certificate for Shares issued upon exercise of this Warrant shall bear the following legend, unless at the time of exercise such shares are registered under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations issued thereunder (the “Securities Act”):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) OR UNDER ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ALL APPLICABLE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

The Residual Warrant shall likewise bear the legend that appears at the beginning of this Warrant. The Company further represents and agrees that during the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

7.          Mandatory Exercise at the Company’s Option. Upon (i) a liquidation, dissolution or winding up of the Company, (ii) merger, reorganization or consolidation in which the Company is not the surviving corporation or in which shares of Series A Preferred or Common Stock of the Company are changed or exchanged, (iii) a sale, lease or exchange of all or substantially all of the property and assets of the Company, (iv) an Initial Public Offering, or (v) a Majority Share Acquisition, the Company may, by written notice to the Holder, require the Holder to exercise the Warrant. Any exercise of the Warrant required by the Company under this Section 7 shall be affected as of the closing date of the transaction specified in clause (i), (ii), (iii), (iv), or (v) above, as the case may be, and otherwise in accordance with the provisions set forth above. If Holder fails to deliver the Exercise Notice and payment within fifteen (15) days of such written notice to the Holder, the Warrant shall lapse and shall no longer be in effect.

As used herein, “Initial Public Offering” shall mean an initial public offering of Common Stock of the Company under the Securities Act. As used herein, a “Majority Share Acquisition” shall mean the acquisition, whether in a single transaction or a series of transaction, by any individual, firm, corporation, partnership or other entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of a majority of the combined voting-power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. As used herein the “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or any other federal agency then administering the Securities Act and other federal securities laws).

8.          Adjustment of Number of Shares. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)          Adjustment for Stock Splits and Combinations. If the Company subdivides the number of outstanding shares of Common Stock, the Exercise Price in effect immediately before such subdivision shall be proportionately decreased. Conversely, if the Company combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Certificate of Adjustment. In each case of an adjustment of the Exercise Price or the number of shares of Common Stock to be issued upon exercise of this Warrant, the Company, at its expense, shall compute such adjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of this Warrant at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment and in detail the facts upon which such adjustment is based, including without limitation, (i) the Exercise Price at the time in effect, and (ii) the type and amount, if any, of securities and/or other property which at the time would be received upon exercise of the Warrant.

9.          Transfer Holder shall have the right, one year following the Warrant Issue Date, to transfer a portion or all of the Warrants to certain persons, including, but not limited to, the Holder’s officers, directors, members, or employees, provided that such transfer does not violate the registration provisions of the Securities Act. In the event of any public offering by the Company of the Company’s Common Stock, this Warrant, any Residual Warrant and the Shares shall be subject to a “lock-up” under the terms and conditions identical to those of other existing stockholders of the Company.

The Company shall maintain, at its principal administrative office, books for the registration and the registration of transfer of its warrants. Subject to compliance with Section 10, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on such books. Upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder, the transfer shall be registered on such books. The Company: (i) shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, (ii) shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and (iii) shall cancel this Warrant. A Warrant, if properly assigned in compliance with Section 10, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

10.         Restrictions on Transferability. The Warrants and Shares shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in Section 9 and in this Section 10, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any Warrant or any Shares. Holder, by acceptance of this Warrant, agrees to be bound by such provisions.

(a) Prior to any transfer or attempted transfer of any Warrants or any Shares, the holder thereof shall give ten business days’ prior written notice (a “Transfer Notice”) to the Company of such holder’s intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed transfer of such Warrant or Shares may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five business days thereof, notify the holder of such Warrants or Shares whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to transfer such Warrants or Shares in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such Shares issued upon such transfer shall bear the restrictive legend set forth in Section 6 and each Warrant issued upon such transfer shall bear the restrictive legend set forth herein, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrants or the Shares giving the Transfer Notice shall not be entitled to transfer such Warrants or such Shares until receipt of notice form the Company that such opinion is reasonably satisfactory.

(b) Notwithstanding the foregoing, the restrictions imposed by this Section upon the transferability of the Warrants and the Shares and the legend requirements described herein shall terminate as to any particular Warrant or Shares (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Shares may be transferred without registration thereof under the Securities Act.

11.         No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant.

12.         No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

13.         Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon Holder, each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

14.         Governing Law. Matters specifically covered by the General Corporation Law of the State of Delaware shall be governed by the laws of the State of Delaware. All other matters regarding enforcement and interpretation hereof shall be governed by the laws of the State of California without regard to its choice of law principles.

15.         Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include only the surrender thereof), issue a new Warrant of like tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

16.         Dispute Resolution. Before bringing an action or filing a lawsuit with respect to any dispute, controversy or claim arising out of or relating to this Warrant, the parties shall be obligated first to seek by good faith efforts to resolve such matter by mediation. As a condition precedent to filing any lawsuit, a Notice of Claim shall be sent to the other party(ies). The Notice of Claim shall specify the nature of the dispute, controversy and (or) claim and shall include the name of a proposed independent third party mediator or organization of mediators with an office in the greater San Francisco Bay Area. The party(ies) receiving the Notice of Claim shall within fifteen days thereafter either consent to mediate the matter in front of the mediator or organization of mediators so proposed or suggest an alternative mediator or organization of mediators located in the greater San Francisco Bay Area.. The parties shall undertake good faith efforts for a period of thirty days thereafter to appoint a mediator and submit the dispute, controversy and (or) claims to mediation. If the mediation attempt is unsuccessful, any party thereafter shall be entitled to seek and pursue any appropriate action and remedy in the courts of the State of California, County of Alameda, which the parties agree shall have exclusive jurisdiction for the resolution of disputes and the enforcement of all claims under this Warrant. Each party hereby submits and agrees to the jurisdiction of such courts and to the mandatory mediation provisions set forth above.

17.         Severability. It is agreed that if any term, covenant, provision, section or condition of this Warrant shall be illegal, such illegality shall not invalidate the whole Warrant, but the Warrant shall be construed as if not containing the illegal part and the rights and obligations of the parties shall be construed and enforced accordingly.

18.         Notices. Any and all notices or other communications required or permitted by this Warrant or by law to be served on or given to a party hereto by the other party shall be deemed given: (a) when personally delivered, (b) one (1) business day after deposit with United Parcel Service, Federal Express or other courier for overnight delivery, charges prepaid, or (c) after written confirmation from the fax machine of the party sending the notice that the notice has been transmitted successfully, in each case addressed to the following address or faxed to the following number:

If to Company:	KineMed, Inc.

Attention: James E. Burden, COO

Administrative Offices

One Maritime Plaza, 4th Floor

San Francisco, CA 94111-3407

Fax: (415) 433-2996

If to Holder:	Emery Station Associates II, LLC

c/o Wareham Development Corporation

1120 Nye Street, Suite 400

San Rafael, CA 94901

Fax: (415) 459-4605

Any party may change the above address or phone and fax numbers by written notice to the other parties.

19.         Additional Documents. The parties agree to execute such additional documents as may be necessary or desirable to carry out the provisions of this Warrant.

20.         Entire Understanding. This Warrant supersedes any previous understanding or agreement with respect to the subject matter hereof.

IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

KineMed, Inc.
a Delaware corporation

By:
Title:

And, By:
Title:

EXHIBIT A

EXERCISE NOTICE

(Not to be signed until exercise of Warrant)

KineMed, Inc.

Administrative Offices

One Maritime Plaza, 4th Floor

San Francisco, CA 94111-3407

Attention: Corporate Secretary

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and hereby elects to purchase, pursuant to the provisions of the Warrant issued by KineMed, Inc., a Delaware corporation, _____________ shares of Common Stock of KineMed, Inc., par value $.001 per share, at the price and on the terms and conditions specified in this Warrant. Payment of the exercise price per share required under such Warrant accompanies this Exercise Notice.

The shares shall be issued in the name of and shall be delivered to ______________________ whose address is:

WARRANT HOLDER:

By:

Name:

Title:

Address:

Date:

Name in which shares should be registered:

NOTICE: The signature on this Exercise must correspond with the name as written upon the face of the Warrant without alteration or enlargement or any change.

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers to the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock of KineMed, Inc., a Delaware corporation, par value $.001 per share, set forth below:

Names and Address of Assignee	No. of Shares

The undersigned hereby irrevocably constitutes and appoints the corporate secretary of KineMed, Inc. attorney-in-fact to register such transfer on the books of such corporation maintained for the purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:

Witness:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant without alteration or enlargement or any change.

EXHIBIT D

RULES AND REGULATIONS

1.          No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2.          No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3.          No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.          The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5.          No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6.          The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7.          Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8.          No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals.

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9.          Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

10.         Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11.         Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

12.         No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13.         All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord’s prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14.         Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15.         Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16.         Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

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17.         Tenant’s contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18.         If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19.         The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20.         Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21.         No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22.         There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23.         Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24.         Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25.         Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

26.         Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

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27.         Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28.         The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29.         Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord’s prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30.         Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial use for labs and are incidental to Tenant’s lab and business operations and only in quantities suitable for immediate use.

31.         Tenant shall not store any vehicle within the parking area. Tenant’s parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner’s expense or disposed of as provided by Law.

32.         Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

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RIDER 1

COMMENCEMENT DATE AGREEMENT

EMERY STATION ASSOCIATES II, a California limited liability company (“Landlord”), and KineMed, Inc., a Delaware corporation (“Tenant”), have entered into a certain Office Lease dated as of ___________________________ _________, 2002 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1.          Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2.          The Commencement Date (as defined in the Lease) of the Lease is _____________.

3.          The Expiration Date (as defined in the Lease) of the Lease is __________________.

4.          Tenant hereby confirms the following:

(a)          That it has accepted possession of the premises pursuant to the terms of the Lease;

(b)          That the Landlord Work is Substantially Complete; and

(c)          That the Lease is in full force and effect.

5.          Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6.          The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:

KINEMED, INC., a Delaware corporation	EMERY STATION ASSOCIATES II, LLC, a
California limited liability company

By:	By:
Print Name:	Richard K. Robbins
Its:	Managing Member

By:
Print Name:
Its: